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                                                                   EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY


Name                                               Jurisdiction of Incorporation
----                                               -----------------------------

Dallas Woodcraft, Inc.                             Texas
GIA, Inc.                                          Nebraska
Homco, Inc.                                        Texas
Home Interiors de Mexico S. de R.L. de C.V.        Mexico
Home Interiors Services de Mexico S.A. de C.V.     Mexico
Homco Puerto Rico, Inc.                            Delaware
Laredo Candle Company, L.P.                        Texas (Limited Partnership)
Spring Valley Scents, Inc.                         Texas